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                                                                       EXHIBIT I

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 2-91694) of our report dated June 23, 1995, on our audits of the financial statements of Instron Corporation Savings and Security Plan as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report is included in this Form 11-K.




                                                    /s/Coopers & Lybrand L.L.P.
                                                    ---------------------------
                                                    COOPERS & LYBRAND L.L.P.




Boston, Massachusetts
June 23, 1995





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